SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 2054


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          SENTRY TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                                        96-11-3349733
    (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                        Identification No.)

        350 Wireless Boulevard
        Hauppauge, New York                                         11788
(Address of principal executive offices)                          (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                    Name of each exchange on
Title of each class                                 which each class is to be
to be so registered                                 registered

Common Stock, $0.001 par value                       American Stock Exchange

Class A Preferred Stock, $0.001                      American Stock Exchange
par value


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                               None.

 ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
                       REGISTERED


         The description of the Common Stock, $0.001 par value, of Sentry Technology Corporation (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus included within the Registration Statement of the Company on Form S-4 filed with the Securities and Exchange Commission, as amended (Registration No. 333-20135) on January 21, 1997 (the "Registration Statement"), which description is incorporated herein by reference.

         The description of the Class A Preferred Stock, $0.001 par value, of the Company to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus included within the Registration Statement, which description is incorporated herein by reference.

ITEM 2.           EXHIBITS

NO.

   2.1 Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Registration Statement).

   2.2 Form of Certificate of Designations for the Series A Preferred Stock (incorporated by reference to the Registration Statement)

   2.3 Form of Bylaws of the Company (incorporated by reference to the Registration Statement).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            SENTRY TECHNOLOGY CORPORATION
                                              (Registrant)

                                            By:  /S/ THOMAS A. NICOLETTE
                                                     Thomas A. Nicolette
                                                     Chief Executive Officer

Date:  February 6, 1997